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As filed with the Securities and Exchange Commission on February 7, 2005

Registration Statement No. 333-101116

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STAPLES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2896127 (I.R.S. Employer Identification No.)
500 Staples Drive, Framingham, Massachusetts 01702 508-253-5000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John J. Mahoney
Executive Vice President, Chief Administrative Officer and
Chief Financial Officer
Staples, Inc.
500 Staples Drive
Framingham, Massachusetts 01702
508-253-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark G. Borden, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000

        Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐            .

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐            .

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

DEREGISTRATION OF SECURITIES

        On November 8, 2002, Staples, Inc. (the "Registrant") filed a registration statement on Form S-3 (File No. 333-101116), as amended and supplemented to date (the "Registration Statement"), to register an indeterminate number of shares of common stock of the Registrant and an indeterminate principal amount of debt securities (including related guarantees) of the Registrant having an aggregate initial offering price not to exceed $500,000,000 (collectively, the "Securities") to be offered from time to time. The Registration Statement was declared effective on December 2, 2002. Pursuant to the Registration Statement, the Registrant offered and sold an aggregate of 13,800,000 shares (including the underwriters' over-allotment option) of common stock having an aggregate initial offering price of $260,682,000.

        The Registrant does not intend to offer additional Securities under the Registration Statement and, therefore, is filing this Post-Effective Amendment No. 1 to the Registration Statement, on behalf of itself and the Additional Registrant Guarantors named therein, to terminate the Registration Statement and to deregister the $239,318,000 aggregate dollar amount of Securities which remain unissued as of such termination.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on February 4, 2005.

STAPLES, INC.
By:	/s/ RONALD L. SARGENT Ronald L. Sargent President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No.1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD L. SARGENT Ronald L. Sargent	President, Chief Executive Officer and Director (Principal Executive Officer)	February 4, 2005
/s/ JOHN J. MAHONEY John J. Mahoney	Executive Vice President, Chief Administrative Officer and Chief Financial Officer (Principal Financial Officer)	February 4, 2005
/s/ CHRISTINE T. KOMOLA Christine T. Komola	Senior Vice President, Corporate Controller (Principal Accounting Officer)	February 4, 2005
* Thomas G. Stemberg	Chairman and Director	February 4, 2005
* Basil L. Anderson	Director and Vice Chairman	February 4, 2005
* Brenda C. Barnes	Director	February 4, 2005
* Arthur M. Blank	Director	February 4, 2005

* Mary Elizabeth Burton	Director	February 4, 2005
Gary L. Crittenden	Director	February 4, 2005
* Richard J. Currie	Director	February 4, 2005
* George J. Mitchell	Director	February 4, 2005
* Rowland T. Moriarty	Director	February 4, 2005
* Robert C. Nakasone	Director	February 4, 2005
* Martin Trust	Director	February 4, 2005
* Paul F. Walsh	Director	February 4, 2005
*By:	/s/ RONALD L. SARGENT Ronald L. Sargent Attorney-in-Fact

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DEREGISTRATION OF SECURITIES
SIGNATURES